Exhibit 99.2

                          CLIFFS DRILLING COMPANY

             CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)


                                      Three Months Ended    Nine Months Ended
                                         September 30,        September 30,
                                      ------------------  --------------------
                                        1998      1997       1998       1997
                                      --------  --------  ---------  ---------
                                                 (In thousands, except
                                                   per share amounts)
REVENUES:
  Revenues                            $ 94,497  $ 67,827  $ 269,239  $ 187,952
  Income from Equity Investments             9       293        291      1,514
                                      --------  --------  ---------  ---------
                                        94,506    68,120    269,530    189,466

COSTS AND EXPENSES:
  Operating Expenses                    54,718    36,176    157,350    108,061
  Depreciation, Depletion and
    Amortization                         7,505     5,801     21,246     14,160
  General and Administrative Expense     4,176     2,263      8,694      6,422
                                      --------  --------  ---------  ---------
                                        66,399    44,240    187,290    128,643
                                      --------  --------  ---------  ---------
OPERATING INCOME                        28,107    23,880     82,240     60,823
OTHER INCOME (EXPENSE):
  Gain on Disposition of Assets             71       125        194      2,597
  Interest Income                          447       532      1,496      1,074
  Interest Expense                      (5,224)   (4,786)   (15,192)   (12,572)
  Exchange Rate Loss                    (1,003)     (375)    (1,605)      (157)
  Other, net                                28      (467)      (371)    (1,185)
                                      --------  --------  ---------  ---------
INCOME BEFORE INCOME TAXES              22,426    18,909     66,762     50,580
INCOME TAX EXPENSE                       7,849     6,618     23,367     17,703
                                      --------  --------  ---------  ---------
NET INCOME                            $ 14,577  $ 12,291  $  43,395  $  32,877
                                      ========  ========  =========  =========

NET INCOME PER COMMON SHARE:
   Basic                              $   0.92  $   0.80  $    2.73  $    2.17
                                      ========  ========  =========  =========
   Diluted                            $   0.91  $   0.79  $    2.71  $    2.13
                                      ========  ========  =========  =========

WEIGHTED AVERAGE NUMBER OF COMMON AND COMMON
EQUIVALENT SHARES OUTSTANDING:
   Basic                                15,913    15,274     15,868     15,184
                                      ========  ========  =========  =========
   Diluted                              16,001    15,560     16,030     15,439
                                      ========  ========  =========  =========

   See accompanying notes to interim consolidated financial statements.


                          CLIFFS DRILLING COMPANY
                  CONSOLIDATED BALANCE SHEETS (UNAUDITED)

                                                    September 30, December 31,
                                                        1998         1997
                                                    ------------- ------------
                   ASSETS                                 (In thousands)

CURRENT ASSETS:
 Cash and Cash Equivalents                            $  37,269    $  28,122
 Accounts Receivable, net of allowance for doubtful
  accounts of $200 and $352 at September 30, 1998
  and December 31, 1997, respectively                    59,605       53,341
 Notes and Other Receivables, Current                     4,313       10,190
 Inventories                                             11,503        7,551
 Drilling Contracts in Progress                          11,593       16,503
 Prepaid Insurance                                        1,774        1,772
 Other Prepaid Expenses                                   7,963        6,595
                                                      ---------    ---------
     Total Current Assets                               134,020      124,074

PROPERTY AND EQUIPMENT, AT COST:
 Rigs and Related Equipment                             513,217      453,915
 Other                                                   18,660       15,373
                                                      ---------    ---------
                                                        531,877      469,288
 Less:  Accumulated Depreciation, Depletion
          and Amortization                             (121,922)    (100,061)
                                                      ---------    ---------
     Net Property and Equipment                         409,955      369,227

INVESTMENTS IN AND ADVANCES TO UNCONSOLIDATED
  AFFILIATES                                              1,939        1,828
DEFERRED CHARGES AND OTHER                                4,386        5,022
                                                      ---------    ---------
     TOTAL ASSETS                                     $ 550,300    $ 500,151
                                                      =========    =========

    LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
 Accounts Payable                                     $  27,257    $  33,171
 Accrued Interest                                         7,798        2,673
 Other Accrued Expenses                                  27,011       30,414
                                                      ---------    ---------
     Total Current Liabilities                           62,066       66,258

10.25% SENIOR NOTES                                     203,103      203,606
DEFERRED INCOME TAXES                                    21,105       14,335
OTHER LIABILITIES                                         1,460           23

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' EQUITY:
 Common Stock, $.01 par value, 30,000,000 shares
  authorized; 16,340,411 and 16,321,932 shares
  issued and 15,952,101 and 15,906,880 shares
  outstanding at September 30, 1998 and December
  31, 1997, respectively                                    163          163
 Paid-In Capital                                        182,871      182,420
 Retained Earnings                                       84,337       40,942
 Less:  Restricted Stock                                      -       (2,467)
        Treasury Stock, at cost, 388,310 and 415,052
          shares at September 30, 1998 and December 31,
          1997, respectively                             (4,805)      (5,129)
                                                      ---------    ---------
        Total Shareholders' Equity                      262,566      215,929
                                                      ---------    ---------
     TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY       $ 550,300    $ 500,151
                                                      =========    =========

   See accompanying notes to interim consolidated financial statements.


                          CLIFFS DRILLING COMPANY
             CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

                                        Three Months Ended   Nine Months Ended
                                           September 30,       September 30,
                                        ------------------  ------------------
                                          1998      1997      1998      1997
                                        --------  --------  --------  --------
                                                 (In thousands)
OPERATING ACTIVITIES:
 Net Income                             $ 14,577  $ 12,291  $ 43,395  $ 32,877
ADJUSTMENTS TO RECONCILE NET INCOME
 TO NET CASH PROVIDED BY (USED IN)
 OPERATING ACTIVITIES:
 Depreciation, Depletion and
   Amortization                            7,505     5,801    21,246    14,160
 Deferred Income Tax Expense (Benefit)     2,992      (712)    6,770     9,722
 Mobilization Expense Amortization           377         -       770        25
 Gain on Disposition of Assets               (71)     (125)     (194)   (2,597)
 Amortization of Debt Issue Costs            227       209       680       582
 Amortization of Restricted Stock          1,894       191     2,212       269
 Amortization of Debt Premium               (168)     (101)     (503)     (101)
 Other                                       363       498       797       546
 CHANGES IN OPERATING ASSETS AND
  LIABILITIES:
   Accounts Receivable                    12,130   (10,516)     (387)  (28,366)
   Inventories                            (1,784)     (593)   (3,798)     (846)
   Drilling Contracts in Progress          1,102    (3,896)    4,921     8,241
   Prepaid Insurance and Other Prepaid
     Expenses                              3,281       578    (2,140)    1,316
   Investments in and Advances to
     Unconsolidated Affiliates               430       227      (111)   (1,136)
   Accounts Payable and Other             (1,967)    9,949    (2,747)   11,778
                                        --------  --------  --------  --------
     Net Cash Provided By Operating
       Activities                         40,888    13,801    70,911    46,470

INVESTING ACTIVITIES:
 Capital Expenditures                    (21,305)   (8,797)  (63,471)  (56,638)
 Acquisition of Rigs and Related
   Equipment                                   -    (6,000)        -   (34,500)
 Proceeds from Sale of Property and
   Equipment                                 318       118     1,528     3,642
 Collection of Notes Receivable                -         -         -     3,537
                                        --------  --------  --------  --------
     Net Cash Used In Investing
       Activities                        (20,987)  (14,679)  (61,943)  (83,959)

FINANCING ACTIVITIES:
 Proceeds from Borrowings                      -    53,875         -    60,375
 Payments on Borrowings                        -    (5,684)        -   (12,184)
 Proceeds from Exercise of Stock Options     103     2,017       211     2,149
 Debt Issue Costs                              -      (818)      (32)     (818)
                                        --------  --------  --------  --------
     Net Cash Provided By
       Financing Activities                  103    49,390       179    49,522
                                        --------  --------  --------  --------
NET INCREASE IN CASH AND
    CASH EQUIVALENTS                      20,004    48,512     9,147    12,033
CASH AND CASH EQUIVALENTS
    AT BEGINNING OF PERIOD                17,265     2,702    28,122    39,181
                                        --------  --------  --------  --------
CASH AND CASH EQUIVALENTS
    AT END OF PERIOD                    $ 37,269  $ 51,214  $ 37,269  $ 51,214
                                        ========  ========  ========  ========

   See accompanying notes to interim consolidated financial statements.


                          CLIFFS DRILLING COMPANY
      Notes to Interim Consolidated Financial Statements (Unaudited)
                            September 30, 1998


1. Basis of Presentation

  The accompanying unaudited consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and
Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting only of normal and recurring adjustments) necessary to present a fair statement of the results for the periods included herein have been made and the disclosures contained herein are adequate to make the information presented not misleading. Operating results for the three and nine months ended September 30, 1998 are not necessarily indicative of the results that may be expected for the year ended December 31, 1998. For further information, refer to the consolidated financial statements and footnotes thereto included in the Company's annual report on Form 10-K for the year ended December 31, 1997.

2. Notes Payable

  Long-term debt at September 30, 1998 consists solely of 10.25% Senior Notes due 2003 (the "Senior Notes") in the aggregate principal amount of $200.0 million and debt premium, net of amortization, of $3.1 million. In addition to the $150.0 million of Senior Notes sold during 1996, the Company sold $50.0 million of Senior Notes on August 7, 1997 at a premium of $3.9 million. Considering the premium, the effective interest rate on the $50.0 million Senior Notes is 9.5%. Interest on the Senior Notes is payable semi-annually during each May and November. The Senior Notes do not require any payments of principal prior to their stated maturity on May 15, 2003, but the Company is required to make offers to purchase Senior Notes upon the occurrence of certain events as defined in the indenture, such as asset sales or a change of control of the Company. See Note 6 of Notes to Interim Consolidated Financial Statements.

  The  Senior  Notes  are  senior  unsecured obligations  of  the  Company, ranking  pari  passu in right of payment with all senior  indebtedness  and senior to all subordinated indebtedness. The Senior Notes are unconditionally guaranteed (the "Subsidiary Guarantees") on a senior unsecured basis by the Company's principal subsidiaries (the "Subsidiary Guarantors"), and the Subsidiary Guarantees rank pari passu in right of payment with all senior indebtedness of the Subsidiary Guarantors and senior to all subordinated indebtedness of the Subsidiary Guarantors. The Subsidiary Guarantees may be released under certain circumstances. The Senior Notes and the Subsidiary Guarantees are effectively subordinated to all secured indebtedness, including amounts outstanding under the Company's $35.0 million revolving credit facility ("Revolving Credit Facility") with ING (U.S.) Capital Corporation ("ING"). The Subsidiary Guarantees provide that each Subsidiary Guarantor will unconditionally guarantee, jointly and severally, the full and prompt performance of the Company's obligations under the indenture and the Senior Notes. Each Subsidiary Guarantor is 100% owned by the Company.

  The indenture under which the Senior Notes are issued imposes significant operating and financial restrictions on the Company. Such restrictions affect, and in many respects limit or prohibit, among other things, the ability of the Company to incur additional indebtedness, make capital expenditures, create liens, sell assets and make dividends or other payments.

  Separate financial statements and other disclosures concerning the Subsidiary Guarantors are not presented because management has determined such financial statements and other disclosures are not material to investors. The assets, equity, income and cash flows of the non-guarantor subsidiaries on an individual and combined basis are less than 1% of the consolidated assets, equity, income and cash flows, respectively, of the Company and are inconsequential. The combined condensed financial information of the Company's Subsidiary Guarantors is as follows:


                                          September 30, December 31,
                                              1998         1997
                                          ------------- ------------
                                                (In thousands)

    Current Assets                          $   9,107    $  31,872
    Non-Current Assets                         64,802      214,462
                                            ---------    ---------
       Total Assets                         $  73,909    $ 246,334
                                            =========    =========

    Current Liabilities                     $   1,679    $  21,417
    Non-Current Liabilities                    61,856      189,004
    Equity                                     10,374       35,913
                                            ---------    ---------
       Total Liabilities and Equity         $  73,909    $ 246,334
                                            =========    =========


                                              Nine Months Ended
                                                September 30,
                                            ----------------------
                                               1998         1997
                                            ---------    ---------
                                                (In thousands)

       Revenues                             $  19,247    $  66,668
       Operating Income                     $   5,311    $  28,627
       Net Income                           $   3,253    $  12,484

  Effective May 31, 1998, three Subsidiary Guarantors were merged into Cliffs Drilling Company.

  The Company currently maintains a $35.0 million Revolving Credit Facility with ING which matures May 31, 2000. At September 30, 1998, the Company had no indebtedness outstanding under the Revolving Credit Facility, but had $.4 million in letters of credit outstanding, thereby leaving $34.6 million available under the credit facility.

3. Earnings Per Share

  In  1997,  the Financial Accounting Standards Board issued Statement  No.
128, "Earnings Per Share," ("SFAS No. 128"). SFAS No. 128 replaced the calculation of primary and fully diluted earnings per share with basic and diluted earnings per share. Unlike primary earnings per share, basic earnings per share excludes any dilutive effects of options, warrants and convertible securities. Diluted earnings per share is similar to the previously reported fully diluted earnings per share. The earnings per share amounts and weighted average number of common and common equivalent shares outstanding for the three and nine months ended September 30, 1997 have been restated as required to comply with SFAS No. 128.

  The following table sets forth the computation of basic and diluted earnings per share. The numerator for basic and diluted earnings per share is the same.

                                       Three Months            Nine Months
                                          Ended                   Ended
                                       September 30,           September 30,
                                     -------------------   -------------------
                                       1998       1997       1998       1997
                                     --------   --------   --------   --------
                                      (In thousands, except per share amounts)
Numerator:
 Numerator for Basic and Diluted
   Earnings Per Share - Income
   Available to Common Shareholders
   After Assumed Conversions         $ 14,577   $ 12,291   $ 43,395   $ 32,877

Denominator:
 Denominator for Basic Earnings
   Per Share - Weighted Average
   Shares                              15,913     15,274     15,868     15,184
 Effect of Dilutive Securities:
   Stock Options                           59        195        101        209
   Restricted Stock                        29         91         61         46
                                     --------   --------   --------   --------
   Dilutive Potential Common Shares        88        286        162        255
                                     --------   --------   --------   --------
Denominator for Diluted Earnings
  Per Share - Adjusted Weighted
  Average Shares and Assumed
  Conversions                          16,001     15,560     16,030     15,439

Net Income Per Common Share:
   Basic                             $   0.92   $   0.80   $   2.73   $   2.17
                                     ========   ========   ========   ========
   Diluted                           $   0.91   $   0.79   $   2.71   $   2.13
                                     ========   ========   ========   ========

4. Comprehensive Income

  During the first quarter of 1998, the Company adopted Financial Accounting Standards Board Statement No. 130, "Reporting Comprehensive Income," ("SFAS No. 130"). SFAS No. 130 establishes new rules for the reporting and disclosure of comprehensive income and its components in a full set of financial statements. To the extent the Company has comprehensive income, it would present these items in a statement of changes in shareholders' equity. However, the Company had no items of comprehensive income during the three and nine months ended September 30, 1998 and 1997 and therefore, comprehensive income is equal to net income for each period.

5. Segment Reporting

  In 1997, the Financial Accounting Standards Board issued Statement No. 131, "Disclosures About Segments of an Enterprise and Related Information," ("SFAS No. 131"). SFAS No. 131 changes the reporting of segment information in annual financial statements and also requires reporting selected segment information in interim financial reports to shareholders. SFAS No. 131 is effective for years beginning after December 15, 1997 and is not expected to have a significant impact on the Company's consolidated financial statements and related disclosures upon adoption.

6. Merger Agreement

  On  August  21, 1998, the Company entered into an Agreement and  Plan  of
Merger (the "Merger Agreement") with R&B Falcon Corporation, a Delaware corporation ("R&B Falcon"), and RBF Cliffs Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of R&B Falcon ("RBF Subsidiary"), providing for the acquisition of the Company by R&B Falcon by means of a merger of RBF Subsidiary with and into the Company (the "Merger"). Upon consummation of the Merger, each share of common stock of the Company will be exchanged for 1.7 shares of newly issued common stock of R&B Falcon. The exchange of shares is expected to be tax-free for both companies, and the transaction will be accounted for as a purchase.

  The Company currently has outstanding $200.0 million in principal amount of Senior Notes. Upon consummation of the Merger, the Company will be required to offer to purchase for cash all of the outstanding Senior Notes at a purchase price equal to 101% of the principal amount of each Senior Note, plus accrued and unpaid interest to the change of control payment date. The offer must provide for purchase of the Senior Notes within 60 days following the Merger.

  The obligations of the Company and R&B Falcon to consummate the Merger are subject to certain conditions, including the approval of the holders of at least a majority of the outstanding shares of the Company's common stock and other conditions customary for transactions of this nature. A special meeting of stockholders of the Company is scheduled to be held on Friday, November 20, 1998, to consider and vote upon the Merger. Should a majority of the outstanding shares of the Company vote in favor of the Merger and other conditions be satisfied, the combination is expected to be made effective on November 30, 1998. Under certain circumstances, the Company could become obligated to pay to R&B Falcon a $30 million breakup fee in the event that the Company enters into an agreement for, or consummates, a business combination with a third party within specified periods following termination of the Merger Agreement, should it be so terminated.

7. Change in Presentation

  Certain financial statement items have been reclassified in the prior year to conform with the current year presentation.